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EXHIBIT 5.1

NADEAU & SIMMONS, P.C.

May 25, 2000

Northborough Holdings, Inc.
1250 Turks Head Building
Providence, RI  02903

     Re: S-8 for Providence Capital I, Inc.

Gentlemen:

     At your request, we have examined the form of Registration Statement
No. 000-30007 which you are filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,105,200 shares of your Common Stock (the "Stock") issuable pursuant to a 2000 Consultation Services Agreement Plan (the "Plan").

     In rendering the following opinion, we have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. Our examination was limited to the following documents and not others:

1.Certificate of Incorporation of the Company, as amended to date;

2.Bylaws of the Company, as amended to date;

3.Certified Resolutions adopted by the Board of Directors of the Company authorizing the Plan and the issuance of the Stock;

4.The Registration Statements; and

5.The Form of Plan.

     We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records.

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NADEAU & SIMMONS, P.C.
Northborough Holdings, Inc.
May 25, 2000
Page 2

     Based on the foregoing, it is our opinion that the Stock issued under the Plan, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Plan in the form referred to herein, when issued under the Plan, has been duly and validly authorized, fully paid and non-assessable.

     We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

     We consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Colorado and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                              Very truly yours,

                              NADEAU & SIMMONS, P.C.

                              By: /s/ James R. Simmons

                              JAMES R. SIMMONS,
                              Vice President